FOR IMMEDIATE RELEASE

Date: August 30, 2023

Contact:Kevin McPhaill, President/Chief Executive Officer

Phone:(559) 782-4900 or (888) 454-BANK

Website Address:www.sierrabancorp.com

SIERRA BANCORP AND BANK OF THE SIERRA NAME NATALIA COEN EXECUTIVE VICE PRESIDENT, CHIEF RISK OFFICER

PORTERVILLE, CALIF. – (BUSINESS WIRE) – Sierra Bancorp (Nasdaq: BSRR), parent of Bank of the Sierra, announced today that Natalia Coen has been named Executive Vice President and Chief Risk Officer for both the Company and the Bank. As its sixth executive officer, Coen will oversee the Bank’s risk management program.

“We are overjoyed to add Natalia to the team at Bank of the Sierra,” said Kevin McPhaill, the Bank’s President and Chief Executive Officer. “The addition of Natalia is yet another sign that our Company continues to grow, and we know her abilities and experience will be critical to our future success.”

Coen has more than 18 years of experience in the banking industry. Prior to joining Bank of the Sierra, she was Chief Risk and Compliance Officer for Gateway First Bank in Jenks, Oklahoma. In this position, Coen managed Gateway’s enterprise risk management framework, which included establishing its risk monitoring, metrics, and tolerance. She also previously served as Senior Vice President and Director of Compliance for CoBiz Financial, and its subsidiary CoBiz Bank, in Denver. Coen graduated with a master’s degree in international economic policy studies from the Middlebury Institute of International Studies at Monterey and a bachelor’s degree in economics from the University of Texas at Austin.

Coen has an extensive history of voluntary leadership across numerous organizations. She previously served as a CRCM (Certified Regulatory Compliance Manager) Advisory Board Member with the American Bankers Association. Coen was also Board Treasurer, and later Board President, for the Colorado Compliance Professionals Association. She also served as Board Treasurer and a Finance Committee Member for The Action Center, a community nonprofit organization in Colorado.

Further, Hugh Boyle will continue as Chief Credit Officer for Sierra Bancorp and Bank of the Sierra, a role he has held since joining the Company in 2020. After an executive leadership change in 2021, Boyle stepped up to accept the combined role of Chief Credit and Chief Risk Officer. Over the last two years, he has worked tirelessly to improve and strengthen the Bank’s culture and enterprise risk management framework while also maintaining his duties within credit and lending. After successfully serving both executive officer positions, Boyle’s return to exclusively focusing on credit will allow him more time to support the Bank’s strategic initiatives of both diversification and growth in lending. He will also lead the transition with Coen to oversee the enterprise risk management department.

About Sierra Bancorp

Sierra Bancorp is the holding company for Bank of the Sierra (www.bankofthesierra.com) which is in its 46th year of operations and is the largest independent bank headquartered in the South San Joaquin Valley.

Bank of the Sierra is a community-centric regional bank, which offers a broad range of retail and commercial banking services through full-service branches located within the counties of Tulare, Kern, Kings, Fresno, Ventura, San Luis Obispo, and Santa Barbara. The Bank also maintains an online branch and provides specialized lending services through agricultural credit centers in Templeton and a loan production office in Roseville, California. Bank of the Sierra was recognized as one of the strongest and top-performing community banks in the country, with a 5-star rating from Bauer Financial.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Readers are cautioned not to unduly rely on forward looking statements. Actual results may differ from those projected. These forward-looking statements involve risks and uncertainties including but not limited to the health of the national and local economies including the impact to the Company and its customers resulting from changes to, and the level of, inflation and interest rates; changes in laws, rules, regulations, or interpretations to which the Company is subject; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; the success of acquisitions and branch expansion; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; costs related to litigation; in interest rates, the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business; and other factors detailed in the Company's SEC filings, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recent Form 10-K and Form 10-Q.

Category: Financial

Source: Sierra Bancorp